UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 11, 2020, the Board of Directors (the “Board”) of Precision BioSciences, Inc.’s (the “Company”) appointed Alex Kelly as the Company’s Interim Chief Financial Officer to serve as the Company’s principal financial officer.  On May 26, 2021, the Board appointed Alex Kelly as the Company’s Chief Financial Officer and, in connection with this appointment, amended his employment agreement to increase his annual base to $420,000 and increase his target annual bonus opportunity to 40% of his base salary, in each case, effective January 1, 2021.  Mr. Kelly will continue to serve as the Company’s principal financial officer.

Additionally, and as previously reported, on December 11, 2020, Shane Barton, the Company’s Vice President and Corporate Controller, was appointed as the Company’s interim principal accounting officer.  On May 26, 2021, the Board also approved Mr. Barton’s appointment as principal accounting officer, retaining the same title of Vice President and Corporate Controller.

The foregoing description of Mr. Kelly’s amended and restated employment agreement is qualified in its entirety by reference to the amended and restated employment agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Precision BioSciences, Inc. and Alex Kelly, dated May 27, 2021

99.1	Press Release of Precision BioSciences, Inc., dated May 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: May 27, 2021	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel